Exhibit 99.1

DZS Releases Q3 2024 Financial Results
DALLAS, Texas, USA, November 6, 2024 – DZS (OTC: DZSI), a developer of Networking and Connectivity systems and Cloud Edge software solutions enabling broadband everywhere, today announced its Q3 2024 financial results.
“The third quarter of 2024 delivered a fourth sequential quarter of topline growth for DZS,” said Charlie Vogt, President and CEO, DZS. “With our restatement now behind us, our filings current, the sale of our in-home WiFi software and service assurance portfolio closed, and with insights into our sales pipeline and backlog, we believe a global recovery for our DZS business is underway. We also made progress on four key performance initiatives: 1) Strengthening our balance sheet, 2) optimizing our cost structure to align with market dynamics, 3) executing sales and cost synergies resulting from our recent acquisition of NetComm, and 4) monetizing our inventory which is aligned with our backlog and projects in flight. On Wednesday, Nov. 6th at 10:00 a.m. CT, we will host our earnings call that will give customers, suppliers, investors and employees insights relative to what has been accomplished over the third quarter and our outlook for the future.”
Q3 2024 Financial Highlights (All comparable periods are net of Asia business, which was divested in April 2024 and now considered discontinued operations, and includes the acquisition of NetComm in June 2024 and the ASSIA business that was divested in October 2024)
•Orders of $27.2 million compared to $28.9 million in Q3 2023, a decrease of 5.8%, and $94.2 million in the first nine months of 2024 compared to $101.0 million in the first nine months of 2023, a decrease of 6.7%
•Net revenue of $38.1 million compared to $31.1 million in Q2 2024, an increase of 22.8% quarter over quarter
•GAAP gross margin of 29.4% compared to (4.6%) in Q3 2023, and 35.4% in the first nine months of 2024 compared to 26.8% in the first nine months of 2023
•Non-GAAP gross margin1 of 36.7% compared to 17.4% in Q3 2023, and 38.6% in the first nine months of 2024 compared to 33.3% in the first nine months of 2023
•GAAP operating expenses of $33.2 million compared to $29.3 million in Q3 2023, and $84.3 million in the first nine months of 2024 compared to $95.0 million in the first nine months of 2023
•Non-GAAP operating expenses1 of $23.3 million compared to $21.4 million in Q3 2023, and $57.9 million in the first nine months of 2024 compared to $69.8 million in the first nine months, a decrease of 17.2% year over year
•Net income: $(25.7) million GAAP and $(11.7) million adjusted non-GAAP1 in Q3 2024 compared to $(29.4) million GAAP and $(15.3) million adjusted non-GAAP in Q3 2023, a decrease of 12.6% and 23.5% year-over-year
•Adjusted EBITDA1 loss of $(9.3) million compared to $(17.5) million in Q3 2023, an increase of 46.8%
•Diluted Net Loss per Share of $(0.67) on a GAAP basis compared to $(0.92) in Q3 2023, an increase of 27.2%
•Non-GAAP EPS loss1 of $(0.31) compared to $(0.48) in Q3 2023, an increase of 35.4%
•Cash balance of $5.7 million at the end of Q3 2024
•Inventory of $79 million at the end of Q3 2024

Year over Year Third Quarter Review
($ in 000s except for EPS)

	YTD Q3 2024	YTD Q3 2023	Change
Net revenue	$96.882	$97,727	$(845)
GAAP Net Earnings from Continuing Operations	$(16,108)	$(72,024)	$(55,916)
GAAP Earnings Per Basic Share (EPS) from Continuing Operations	$(0.43)	$(2.29)	$(1.86)
Non-GAAP Earnings from Continuing Operations	$(20,468)	$(37,293)	$(16,825)
Non-GAAP EPS from Continuing Operations	$(0.70)	$(1.01)	$(0.31)
(1)Item represents a non-GAAP financial measure; see discussion below, as well as a reconciliation to the comparable GAAP measure in the financial tables in this earnings press release.

“During our earnings call, we will share in more detail the results of the third quarter and the ongoing financial improvements since our last earnings call in August 2024,” said Brian Chesnut, Interim CFO, DZS. “While we made progress on key performance initiatives in the third quarter, including delivering strong revenue and gross margins quarter-over-quarter, we are not satisfied with our financial performance. As we turn the page from the restatement completed in the third quarter, we look forward to a strong finish to 2024 that will position us well for 2025. We see a path forward that will allow the company to take advantage of cost savings initiatives along with implementation of synergies from the NetComm business with the goal of achieving break-even Adjusted EBITDA in 2025. We remain committed to the conversion of $79 million of inventory to cash, delivery to our customers, and the success of ongoing active trials.”
As previously announced, DZS will host an earnings call to discuss the third quarter 2024 results which will include the first full quarter of the NetComm acquisition.
Conference Call Details:
Date: Wednesday, November 6, 2024
Time: 11:00 a.m. EDT
Participant Toll-Free: (800) 715-9871
Conference ID: 5468431
Webcast: https://edge.media-server.com/mmc/p/7mk5mfpr/
About DZS
DZS Inc. (OTC: DZSI) a developer of Networking and Connectivity systems and Cloud Edge software solutions enabling broadband everywhere.
DZS, the DZS logo, and all DZS product names are trademarks of DZS Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or product names are all subject to change.

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Private Securities Litigation Reform Act of 1995. These statements reflect the beliefs and assumptions of the Company’s management as of the date hereof. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. The Company’s actual results could differ materially and adversely from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, those risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and subsequent filings. In addition, additional or unforeseen effects from the COVID-19 pandemic and the global economic climate may give rise to or amplify many of these risks. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. DZS undertakes no obligation to update or revise any forward-looking statements for any reason.
Non-GAAP Measures
To supplement DZS’s consolidated financial statements presented in accordance with GAAP, DZS reports Adjusted Cost of Revenue, Adjusted Gross Margin, Adjusted Operating Expenses, Adjusted Operating Income (Loss), Adjusted Net Income (including on a per share basis), EBITDA, and Adjusted EBITDA, which are non-GAAP measures DZS believes are appropriate to provide meaningful comparison with, and to enhance an overall understanding of, DZS’s past financial performance and prospects for the future. DZS believes these non-GAAP financial measures provide useful information to both management and investors by excluding specific items that DZS believes are not indicative of core operating results. These items share one or more of the following characteristics: they are unusual and DZS does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company’s control. Further, each of these non-GAAP measures of operating performance are used by management, as well as industry analysts, to evaluate operations and operating performance and are widely used in the telecommunications and manufacturing industries. Other companies in the telecommunications and manufacturing industries may calculate these metrics differently than DZS. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP.
DZS defines Adjusted Cost of Revenue as GAAP Cost of Revenue less (i) depreciation and amortization, (ii) stock-based compensation, (iii) restructuring charges, including freight charges and other elevated inventory related costs directly related to the transition to a contract manufacturer, and (iv) the impact of material transactions or events that we believe are not indicative of our core product cost and are not expected to be recurring in nature, such as inventory step-up amortization. We believe Adjusted Cost of Revenue provides the investor more accurate information regarding the actual cost of our products and services, excluding the impact of costs of revenue that are not routine components of our core product cost, for better comparability of our costs of revenue between periods and to other companies.

DZS defines Adjusted Gross Margin as GAAP Gross Margin less (i) depreciation and amortization, (ii) stock-based compensation, (iii) restructuring charges, including freight charges and other elevated inventory related costs directly related to the transition to a contract manufacturer, and (iv) the impact of material transactions or events that we believe are not indicative of our core operating performance and are not expected to be recurring in nature, such as inventory step-up amortization. We believe Adjusted Gross Margin provides the investor more accurate information regarding our core profit margin on sales, excluding the impact of cost of revenue that are not routine components of our core product cost, for better comparability of gross margin between periods and to other companies.
DZS defines Adjusted Operating Expenses as GAAP operating expenses plus or minus (as applicable) (i) depreciation and amortization, (ii) stock-based compensation, and (iii) the impact of material transactions or events that we believe are not indicative of our core operating performance, such as acquisition costs, divestiture costs, restructuring and other charges, including termination related benefits, headquarters and facilities relocation, executive transition, restatement related costs, and legal costs related to certain litigation, each of which is not expected to be recurring in nature. We believe Adjusted Operating Expenses provides the investor more accurate information regarding our core operating expenses, which include research and development costs, selling, general and administrative costs, and amortization of intangible assets, excluding the impact of charges that are not routine components of our core operating expenses, for better comparability between periods and to other companies.
DZS defines EBITDA as Net Income (Loss) plus or minus (as applicable) (i) interest expense, net, (ii) income tax provision (benefit), and (iii) depreciation and amortization expense.
DZS defines Adjusted Operating Income (Loss), or Adjusted EBITDA, as GAAP Operating Income (Loss) plus or minus (as applicable) (i) depreciation and amortization, (ii) stock-based compensation, and (iii) the impact of material transactions or events that we believe are not indicative of our core operating performance, such as inventory step-up amortization, acquisition costs, divestiture costs, restructuring and other charges, including termination related benefits, headquarters and facilities relocation, executive transition, restatement related costs, and legal costs related to certain litigation, each of which is not expected to be recurring in nature. We believe Adjusted Operating Income (Loss) provides the investor more accurate information regarding our core operating Income (Loss), excluding the impact of charges that are not routine components of our core operating expenses, for better comparability between periods and to other companies. The DZS definition of Adjusted Operating Income (Loss) equates to the DZS definition of Adjusted EBITDA.

DZS defines Non-GAAP Net Income (Loss) as GAAP Net Income plus or minus (as applicable) (i) depreciation and amortization, (ii) stock-based compensation, (iii) the impact of material transactions or events that we believe are not indicative of our core operating performance, such as inventory step-up amortization, acquisition costs, divestiture costs, restructuring and other charges, including termination related benefits, freight charges and other elevated inventory related costs directly related to the transition to a contract manufacturer, headquarters and facilities relocation, executive transition, bad debt expense, net of recoveries, primarily related to a customer in Russia, restatement related costs, and legal costs related to certain litigation, each of which is not expected to be recurring in nature, (iv) unrealized foreign exchange gains and losses, (v) a non-GAAP income tax benefit (provision) based on an estimated tax rate applied against forecasted annual non-GAAP income and (vi) the tax effect of non-GAAP adjustments to Adjusted Net Income and Adjusted EPS. DZS determines non-GAAP income taxes by computing an annual rate for the Company and applying that single rate (rather than multiple rates by jurisdiction) to its consolidated quarterly results. For 2024, the non-GAAP income tax rate was (4.2%) and for 2023 the rate was 18.1%. DZS expects that this methodology will provide a consistent rate throughout the year and allow investors to better understand the impact of income taxes on its results. Due to the methodology applied to its estimated annual tax rate, the Company’s estimated tax rate on non-GAAP income will differ from its GAAP tax rate and from its actual tax liabilities. DZS believes Non-GAAP Net Income (Loss) provides the investor more accurate information regarding our core income, excluding the impact of charges that are not routine components of our core product cost or core operating expenses, for better comparability between periods and to other companies.
For further information see: www.DZSi.com
DZS on Twitter: https://twitter.com/dzs_innovation
DZS on LinkedIn: https://www.linkedin.com/company/DZSi/
Investor Inquiries:
Geoff Burke, SVP Marketing and Investor Relations
Email: IR@dzsi.com

Financial Statements
DZS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss) from Continuing Operations
(In thousands, except per share data)

	For the Quarters Ended
	3Q24	2Q24	3Q23
Net revenue	$38,149	$31,066	$22,737
Cost of revenue	26,924	20,627	23,774
Gross profit	11,225	10,439	(1,037)
Operating expenses:
Research and product development	10,656	7,424	8,327
Selling, marketing, general and administrative	20,386	19,035	19,562
Restructuring and other charges	266	(44)	135
Impairment of long-lived assets	—	—	—
Amortization of intangible assets	1,919	1,190	1,321
Total operating expenses	33,227	27,605	29,345
Operating loss	(22,002)	(17,166)	(30,382)
Interest expense, net	(2,175)	(1,405)	(751)
Loss on extinguishment of debt	—		(375)
Bargain purchase gain	—	41,544	—
Other income (expense), net	82	(230)	(103)
Income (loss) before income taxes	(24,095)	22,743	(31,611)
Income tax provision (benefit)	1,551	(330)	(2,226)
Net income (loss)	(25,646)	23,073	(29,385)

Earnings (loss) per share
Basic	$(0.67)	$0.61	$(0.92)
Diluted	$(0.67)	$0.61	$(0.92)
Weighted average shares outstanding
Basic	38,081	37,659	31,892
Diluted	38,081	38,035	31,892

Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss)	$(25,646)	$23,073	$(29,385)
Interest expense, net	2,175	1,405	751
Income tax provision (benefit)	1,551	(330)	(2,226)
Depreciation and amortization	2,389	1,604	1,743
EBITDA	$(19,531)	$25,752	$(29,117)
Stock-based compensation	2,225	2,310	3,165
Acquisition costs	23	858	(256)
Divestiture costs	610	—	—
Inventory step up amortization	1,999	—	—
Litigation and restatement	3,807	4,750	3,641
Amortization of capitalized costs	697	303	303
Bad debt expense, net of recoveries	—	—	(473)
Bargain purchase gain	—	(41,544)	—
Long lived assets impairment	—	—	—
Restructuring and other charges	878	74	4,808
Headquarters and facilities relocation	51	—	—
Loss on extinguishment of debt	—	—	375
Other expense, net	(82)	230	103
Adjusted EBITDA	$(9,323)	$(7,267)	$(17,451)

Financial Statements
DZS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash, cash equivalents and restricted cash	$5,736	$15,102
Accounts receivable - trade, net	34,216	44,816
Other receivables, net	962	452
Inventories	79,087	33,113
Contract assets	598	825
Prepaid expenses and other current assets	13,625	7,685
Current assets held for sale	—	94,375
Total current assets	134,224	196,368
Property, plant and equipment, net	2,930	3,108
Right-of-use assets from operating leases	4,453	3,661
Intangible assets, net	25,840	25,065
Other assets	11,056	13,371
Non-current assets held for sale	—	7,808
Total assets	$178,503	$249,381
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable - trade	$63,072	$46,003
Contract liabilities	12,105	14,945
Operating lease liabilities	2,473	2,732
Accrued and other liabilities	32,431	32,704
Current liabilities held for sale	—	69,427
Total current liabilities	110,081	165,811
Long-term debt	16,424	7,308
Contract liabilities - non-current	1,831	2,834
Operating lease liabilities - non-current	3,539	3,994
Pension liabilities	11,358	11,504
Other long-term liabilities	2,936	1,797
Non-current liabilities held for sale	—	33,574
Total liabilities	146,169	226,822
Stockholders’ equity:
Common stock	37	31
Additional paid-in capital	317,291	294,863
Accumulated other comprehensive loss	1,124	(8,447)
Accumulated deficit	(286,118)	(263,888)
Total stockholders’ equity	$32,334	22,559
Total liabilities and stockholders’ equity	$178,503	$249,381

Financial Statements

DZS INC. AND SUBSIDIARIES
Unaudited Reconciliation of GAAP to Non-GAAP Results from Continuing Operations
($ in thousands, except per share data)

Set forth below are reconciliations of Non-GAAP Cost of Revenue, Non-GAAP Gross Profit, Non-GAAP Operating Expenses, Non-GAAP Operating Income (Loss) (also referred to as Adjusted EBITDA), Non-GAAP Net Income (Loss), and Non-GAAP Net Income (Loss) per Diluted Share to GAAP Cost of Revenue, Gross Profit, Operating Expenses, Operating Income (Loss), Net Income (Loss), and Net Income (Loss) per Diluted Share, respectively, which the Company considers to be the most directly comparable U.S. GAAP financial measures.

	Three Months Ended September 30, 2024 - Continuing Operations
	Cost of Revenue	Gross Profit	Gross Margin Percentage	Operating Expenses	Operating Income (Loss)	Net Income (Loss)	Net Income (Loss) per Diluted Share
GAAP amount	$26,924	$11,225	29.4%	$33,227	$(22,002)	$(25,646)	$(0.67)
Adjustments to GAAP amounts:
Depreciation and amortization	(74)	74	0.2%	(2,315)	2,389	2,389	0.06
Stock-based compensation	(51)	51	0.1%	(2,174)	2,225	2,225	0.06
Restructuring and other charges	(663)	663	1.7%	(215)	878	878	0.02
Inventory step up amortization	(1,999)	1,999	0.052	—	1,999	1,999	0.05
Acquisition costs				(23)	23	23	—
Headquarters and facilities relocation				(51)	51	51	—
Litigation and restatement				(3,807)	3,807	3,807	0.10
Amortization of capitalized costs				(697)	697	697	0.02
Divestiture costs				(610)	610	610	0.02
Unrealized foreign exchange (gains) losses						(52)	—
Non-GAAP adjustments to tax rate						376	0.01
Tax effect on Non-GAAP adjustments						917	0.02
Adjusted (Non-GAAP) amount	$24,137	$14,012	36.7%	$23,335	$(9,323)	$(11,726)	$(0.31)

	Three Months Ended June 30, 2024 - Continuing Operations
	Cost of Revenue	Gross Profit	Gross Margin Percentage	Operating Expenses	Operating Income (Loss)	Net Income (Loss)	Net Income (Loss) per Diluted Share
GAAP amount	$20,627	$10,439	33.6%	$27,605	$(17,166)	$23,073	$0.61
Adjustments to GAAP amounts:
Depreciation and amortization	(71)	71	0.2%	(1,533)	1,604	1,604	0.04
Stock-based compensation	(87)	87	0.3%	(2,223)	2,310	2,310	0.06
Restructuring and other charges	(118)	118	0.4%	44	74	74	—
Acquisition costs				(858)	858	858	0.02
Litigation and restatement				(4,750)	4,750	4,750	0.12
Amortization of capitalized costs				(303)	303	303	0.01
Bargain purchase gain						(41,544)	(1.09)
Unrealized foreign exchange (gains) losses						236	0.01
Non-GAAP adjustments to tax rate						(2,145)	(0.06)
Tax effect on Non-GAAP adjustments						(88)	—
Adjusted (Non-GAAP) amount	$20,351	$10,715	34.5%	$17,982	$(7,267)	$(10,569)	$(0.28)

	Three Months Ended September 30, 2023 - Continuing Operations
	Cost of Revenue	Gross Profit	Gross Margin Percentage	Operating Expenses	Operating Income (Loss)	Net Income (Loss)	Net Income (Loss) per Diluted Share
GAAP amount	$23,774	$(1,037)	-4.6%	$29,345	$(30,382)	$(29,385)	$(0.92)
Adjustments to GAAP amounts:
Depreciation and amortization	(60)	60	0.3%	(1,683)	1,743	1,743	0.05
Stock-based compensation	(268)	268	1.2%	(2,897)	3,165	3,165	0.10
Restructuring and other charges	(4,673)	4,673	20.6%	(135)	4,808	4,808	0.15
Acquisition costs				256	(256)	(256)	—
Litigation and restatement				(3,641)	3,641	3,641	0.11
Amortization of capitalized costs				(303)	303	303	0.01
Loss on debt extinguishment						375	0.01
Unrealized foreign exchange (gains) losses						93	—
Non-GAAP adjustments to tax rate						3,096	0.09
Tax effect on Non-GAAP adjustments						(2,427)	(0.08)
Adjusted (Non-GAAP) amount	$18,773	$3,964	17.4%	$21,415	$(17,451)	$(15,317)	$(0.48)

	Nine Months Ended September 30, 2024 - Continuing Operations
	Cost of Revenue	Gross Profit	Gross Margin Percentage	Operating Expenses	Operating Income (Loss)	Net Income (Loss)	Net Income (Loss) per Diluted Share
GAAP amount	$62,605	$34,277	35.4%	$84,337	$(50,060)	$(16,108)	$(0.43)
Adjustments to GAAP amounts:
Depreciation and amortization	(216)	216	0.2%	(5,350)	5,566	5,566	0.15
Stock-based compensation	(127)	127	0.1%	(6,540)	6,667	6,667	0.18
Restructuring and other charges	(781)	781	0.8%	(459)	1,240	1,240	0.03
Inventory step up amortization	(1,999)	1,999	0.021	—	1,999	1,999	0.05
Acquisition costs				(933)	933	933	0.02
Litigation and restatement				(11,223)	11,223	11,223	0.30
Amortization of capitalized costs				(1,303)	1,303	1,303	0.03
Headquarters and facilities relocation				(51)	51	51	—
Divestiture costs				(610)	610	610	0.02
Bargain purchase gain				—	—	(41,544)	(1.10)
Unrealized foreign exchange (gains) losses						509	0.01
Non-GAAP adjustments to tax rate						1,750	0.05
Tax effect on Non-GAAP adjustments						(479)	(0.01)
Adjusted (Non-GAAP) amount	$59,482	$37,400	38.6%	$57,868	$(20,468)	$(26,280)	$(0.70)

	Nine Months Ended September 30, 2023 - Continuing Operations
	Cost of Revenue	Gross Profit	Gross Margin Percentage	Operating Expenses	Operating Income (Loss)	Net Income (Loss)	Net Income (Loss) per Diluted Share
GAAP amount	$71,579	$26,148	26.8%	$95,040	$(68,892)	$(72,024)	$(2.29)
Adjustments to GAAP amounts:
Depreciation and amortization	(247)	247	0.3%	(4,997)	5,244	5,244	0.17
Stock-based compensation	(894)	894	0.9%	(10,040)	10,934	10,934	0.35
Restructuring and other charges	(5,230)	5,230	5.4%	(4,881)	10,111	10,111	0.32
Acquisition costs				(79)	79	79	—
Executive transition				2	(2)	(2)	—
Litigation and restatement				(4,117)	4,117	4,117	0.13
Amortization of capitalized costs				(830)	830	830	0.03
Bad debt expense, net of recoveries				213	(213)	(213)	(0.01)
Long lived assets impairment				(499)	499	499	0.02
Loss on debt extinguishment						375	0.01
Unrealized foreign exchange (gains) losses						282	0.01
Non-GAAP adjustments to tax rate						13,774	0.44
Tax effect on Non-GAAP adjustments						(5,842)	(0.19)
Adjusted (Non-GAAP) amount	$65,208	$32,519	33.3%	$69,812	$(37,293)	$(31,836)	$(1.01)